UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lionsgate Studios Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-276414

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common shares, no par value per share (the “Common Shares”) of Lionsgate Studios Corp., a British Columbia company (the “Company”). The description of the Common Shares set forth under the heading “Description of Pubco Securities” in the final prospectus, dated April 16, 2024, filed with the Securities and Exchange Commission on April 18, 2024 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-276414) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 13, 2024

Lionsgate Studios Corp.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: Executive Vice President and General Counsel